Kronos Worldwide, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697	Contact: Janet G. Keckeisen Vice President, Corporate Strategy and Investor Relations (972) 233-1700
Press Release

FOR IMMEDIATE RELEASE

KRONOS WORLDWIDE, INC. ANNOUNCES INCREASE IN QUARTERLY DIVIDEND

DALLAS, TEXAS – February 21, 2018 – Kronos Worldwide, Inc. (NYSE:  KRO) announced a $0.02 per share increase in its regular quarterly dividend.  The board of directors has declared a regular quarterly dividend of seventeen cents ($0.17) per share on its common stock, payable on March 15, 2018 to stockholders of record at the close of business on March 6, 2018.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

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